Exhibit 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Agreement”), dated as of October 11, 2024, is entered into by and between YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), CANOO INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the July Prepaid Advance Agreement (as defined below).

BACKGROUND

(A)	On July 19, 2024, the parties entered into that certain Prepaid Advance Agreement (as amended and supplemented from time to time, including by this Agreement, the “July Prepaid Advance Agreement”) pursuant to which the Company may, subject to conditions and limitations set forth in the July Prepaid Advance Agreement, request Prepaid Advances from time to time in an aggregate amount not to exceed the Maximum Advance Amount from the Investor by providing a Request. On that same day, the Company requested, and the Investor agreed to advance, $15,000,000 (the “First Prepaid Advance”) pursuant to the terms set forth in the July Prepaid Advance Agreement.

(B)	On August 28, 2024, the parties entered into a Supplemental Agreement (the “First Supplemental Agreement”) pursuant to which the Investor agreed to advance $25,158,219.18 (the “Second Prepaid Advance”) to the Company and waive certain terms and conditions set forth in the July Prepaid Advance Agreement.

(C)	Pursuant to this Agreement, the parties desire to supplement the terms and conditions of the July Prepaid Advance Agreement in respect of a third Request for a Prepaid Advance in the amount of $2,659,574.47 to be provided by the Company to the Investor concurrently with the execution of this Agreement. This Agreement shall govern the Third Prepaid Advance (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.            Third Prepaid Advance Amount

1.1.            The Company hereby requests, and the Investor hereby agrees to fund, a third Prepaid Advance in the amount of $2,659,574.47 (the “Third Prepaid Advance”). The Third Prepaid Advance shall be governed by the terms and conditions of the July Prepaid Advance Agreement, except as expressly set forth in this Agreement. Solely with respect to the Third Prepaid Advance, the parties hereby agree that the Purchase Price shall mean the lower of (a) $1.1118 per share (i.e., a price per share equal to 120% of the VWAP on the Trading Day immediately prior to the Pre-Advance Date of the Third Prepaid Advance), or (b) 95% of the lowest daily VWAP during five Trading Days immediately preceding each Purchase Notice Date, but not lower than the Floor Price.

1.2            Additional Agreements.

(a)            For the avoidance of doubt, any failure by the Company to observe or perform any material covenant, agreement or warranty contained in this Agreement or any other agreement between the parties hereof shall be an Event of Default under the July Prepaid Advance Agreement.

(b)            Pursuant to Section 2.02 of the July Prepaid Advance Agreement, in connection with the Third Prepaid Advance, the Company shall issue to the Investor a warrant to purchase 1,196,067 shares of Common Shares each at an exercise price of $1.1118 per share, exercisable beginning on April 11, 2025, and with an expiration date of October 11, 2029.

(c)            Section 1.2(e) of the of the First Supplemental Agreement shall be deleted in its entirety and replaced with the following:

Section 1.2(e)      If at any time following the date hereof and prior to the repayment of all amounts due under the July Prepaid Advance Agreement and the 2022 PPA (i) the daily VWAP is less than the Floor Price then in effect for five (5) Trading Days during a period of seven (7) consecutive Trading Days, (ii) the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (to the extent the Exchange Cap remains applicable at any time of determination) or (iii) any of the Common Shares to be issued under either the July Prepaid Advance Agreement or the 2022 PPA are not eligible to be sold pursuant to a Registration Statement for a period of ten (10) consecutive Trading Days (each of the events set forth in the foregoing clauses (i), (ii) and (iii), a “Trigger Event”), then, upon notice from the Investor, the Company shall immediately begin drawing on its “at-the-market” facility and making minimum payments equal to $3,000,000 per week and $15,000,000 per month until all amounts owed under the July Prepaid Advance Agreement and the 2022 PPA have been repaid in full.

(d)            Solely with respect to the Third Prepaid Advance, Section 2.03(c) of the of the July Prepaid Advance Agreement is modified to read as follows:

Section 2.03(c)      No Defaults. The Company shall not be in material default, or alleged to be in material default, of any contractual obligations by any party, except to the extent such material defaults would not reasonably be expected to have a Material Adverse Effect.

2.            Representations, Warranties and Covenants.

2.1            Representations and Warranties. Each party represents and warrants to the other as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the it, its Board of Directors or managers or members in connection therewith; and

(c)	the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

2.2            The Company represents and warrants that as of October 9, 2024, the authorized capital of the Company consists of 2,010,000,000 shares of capital stock, of which 2,000,000,000 shares are designated Common Shares, and 10,000,000 shares are preferred stock. As of the date hereof, the Company had 86,852,222 shares of Common Shares outstanding and 61,500 shares of preferred stock outstanding.

2.3            Cleansing Disclosures. As soon as possible (and prior to the open of business on October 15, 2024) the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement disclosing all information relating to the transaction contemplated hereby required to be disclosed therein, disclosing all information relating to the closing of the Third Prepaid Advance required to be disclosed therein (collectively, the “Cleansing Disclosure”). From and after the issuance of the Cleansing Disclosure, the Company represents to the Investor that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company in connection with the transactions contemplated by this Agreement and the July Prepaid Advance Agreement. The Company promptly shall prepare and file with the SEC a preliminary Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and an updated Plan of Distribution, necessary to register the transactions contemplated herein, including, without limitation, all shares of Common Shares issuable pursuant to the Third Prepaid Advance, and any other filings, reports, supplements, or amendments that may be required to keep the Registration Statement and related Prospectus Supplements used in connection with such Registration Statement updated and effective, including, without limitation, the continued use of the Prospectus in connection with the Third Prepaid Advance.

2.4            The Company shall at all times reserve 150,000,000 shares of Common Stock for issuance to the Investor in connection with the July Prepaid Advance Agreement.

3.            Counterparts and delivery. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

4.            Choice of Law/Jurisdiction. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
CANOO INC.

By:	/s/ Greg Ethridge
Name:	Greg Ethridge
Title:	Chief Financial Officer

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ Troy J. Rillo
Name:	Troy J. Rillo
Title:	Authorized Signatory